Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-178376) of iShares® Commodity Optimized Trust of our report dated February 27, 2015, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 27, 2015